SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 September 21, 2004


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                11-2408943
(State or other jurisdiction of       (IRS Employer Identification No.)
incorporation or organization)


767 Fifth Avenue, New York, New York                     10153
(Address of principal executive offices)               (Zip Code)

                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.


On September 21, 2004, The Estee Lauder Companies Inc. (the "Company") finalized the terms of employment agreements for William P. Lauder as President and Chief Executive Officer and Philip Shearer as Group President.

The material terms of the agreements are as follows:

     William P. Lauder. Mr. Lauder's employment agreement with the Company, dated as of July 1, 2004, provides for his employment as President and Chief Executive Officer through June 30, 2007, unless earlier terminated. The agreement provides for a base salary of $1.5 million. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Lauder aggregate bonus opportunities with a maximum payout of $2.0 million for fiscal 2005, fiscal 2006 and fiscal 2007. Mr. Lauder may elect to defer certain of his cash compensation. Mr. Lauder has been granted options with respect to 300,000 shares of Class A Common Stock with an exercise price of $43.10 per share so far during the term of this agreement and the agreement contemplates additional stock option grants of 300,000 shares of Class A Common Stock, or other equity compensation grants of equivalent value, in each of fiscal 2006 and fiscal 2007. In addition, the Company will provide to Mr. Lauder additional executive term life insurance with annual premiums paid by the Company in the amount of $3,900. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled," in which event Mr. Lauder will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Lauder's death during the term of his employment, his beneficiary or legal representative will be entitled to (i) receive for a period of one year Mr. Lauder's base salary in effect at the time of death, (ii) receive bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to 50% of the average actual bonuses paid or payable during the contract term (or $1.0 million if he dies in fiscal 2005), and (iii) to receive any other amounts to which he otherwise would have been entitled prior to the date of his death. The Company may terminate his employment for any reason upon 180 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death) or a termination by Mr. Lauder for an uncured "material breach" or for good reason after a change of control of the Company,
(a) Mr. Lauder will be entitled to (i) receive for the WPL Post-Termination Period his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 100% of the average of incentive compensation bonuses previously paid or payable to him during the contract term (or $2.0 million if he dies during fiscal 2005), and (iii) participate in the Company's benefit plans during the WPL Post-Termination Period and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Lauder will not be subject to the non-competition covenant contained in his current employment agreement. Mr. Lauder may terminate his employment for any reason at any time


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upon six months' written notice to the Company, in which event the Company shall have no further obligations after termination other than to pay accrued benefits through the date of termination. If the Company does not renew the term of his employment, Mr. Lauder will be entitled to receive for two years his base salary and other benefits consistent with Company policy. In the event that Mr.
Lauder's employment with the Company is terminated as a result of death or disability or by the Company without cause or his term of employment is not renewed, all stock option awards previously made to Mr. Lauder will vest and become immediately exercisable for the one year period from the date of such termination, subject to certain non-competition and good conduct provisions.
"WPL Post-Termination Period" means the longest from the date of termination of
(a) two years and (b) the period until June 30, 2007. If Mr. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. If the Company does not renew the term of his employment, Mr. Lauder will be entitled to receive during the WPL Post-Termination Period his base salary and certain other benefits consistent with Company policy. A copy of Mr. Lauder's employment agreement is attached as
Exhibit 10.1.

     Philip Shearer. Mr. Shearer's employment agreement, dated as of July 1, 2004, provides for his employment as Group President through June 30, 2007, unless earlier terminated. The agreement provides for an annual base salary of $1.0 million. Mr. Shearer is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. In addition, The Company agreed to credit to a bookkeeping account in the name of Mr. Shearer an annual supplemental pension amount of $0.2 million on each January 1 during his term of employment in compensation for pension benefits forgone as a result of his resignation from his previous employer to accept employment with the Company. Such amounts are credited with interest as of each June 30 for the duration of this supplemental pension bookkeeping account, compounded annually, at a rate per annum equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but in no event shall such rate exceed 9%. The Compensation Committee of the Company's Board of Directors has granted to Mr. Shearer aggregate bonus opportunities with a target payout of $1.75 million for fiscal 2005, $1.9 million for fiscal 2006 and $2.0 million for fiscal 2007. Mr. Shearer may elect to defer certain of his cash compensation. Mr. Shearer was granted options with respect to 100,000 shares of Class A Common Stock with an exercise price of $43.10 so far during the term of this agreement and the agreement contemplates additional stock option grants of 100,000 shares of Class A Common Stock, or other equity compensation grants of equivalent value, in each of fiscal 2006 and fiscal 2007. The Company will provide to Mr. Shearer additional executive term life insurance with annual premiums paid by the Company in the amount of $18,800. The Company may terminate Mr. Shearer's employment at any time if he becomes "permanently disabled," in which event Mr. Shearer will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Shearer's death during the term of his


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employment, his beneficiary or legal representative will be entitled to receive
(i) for a period of one year Mr. Shearer's base salary in effect at the time of death and (ii) bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to 50% of the average actual bonuses paid or payable during the contract term (or $875,000 if he dies in fiscal 2005). The Company may terminate his employment for any reason upon 180 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death), or if he terminates his employment with the Company for Good Cause (as defined in his employment agreement), (a) Mr. Shearer will be entitled to (i) receive for the Post-Termination Period, his base salary in effect at the time of termination,
(ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term (or $875,000 if he dies in fiscal 2005) and (iii) participate in the Company's benefit plans during the Post-Termination Period and (b) Mr. Shearer will not be subject to the non-competition covenant contained in his current Agreement. In the event that Mr. Shearer's employment with the Company is terminated as a result of death or disability or by the Company without cause or by Mr. Shearer for Good Cause, all stock option awards previously made to the Mr. Shearer will vest and become immediately exercisable for the one year period from the date of such termination, subject to certain non-competition and good conduct provisions. A copy of Mr. Shearer's employment agreement is attached as Exhibit 10.2.


     Each agreement described above provides that the Company may require the executive to defer certain amounts to be received by him to the extent such amounts may not be deductible by reason of Section 162(m) of the Internal Revenue Code. Each employment agreement also contains certain confidentiality and non-competition provisions.




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Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
-----------    -----------

10.1           Employment Agreement with William P. Lauder.

10.2           Employment Agreement with Philip Shearer.

10.3 Fiscal 2002 Share Incentive Plan (filed as Exhibit 4(d) to the Company's Registration Statement on Form S-8 (No. 333-72684) on November 1, 2001).*

10.4 Form of Stock Option Agreement under Fiscal 2002 Share Incentive Plan (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K on August 26, 2004).*

*  Incorporated by reference.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        THE ESTEE LAUDER COMPANIES INC.



Date:  September 23, 2004               By:   /s/ Andrew J. Cavanaugh
                                              ----------------------------------
                                              Andrew J. Cavanaugh
                                              Senior Vice President -
                                              Global Human Resources









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
                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

10.1           Employment Agreement with William P. Lauder.

10.2           Employment Agreement with Philip Shearer.

10.3 Fiscal 2002 Share Incentive Plan (filed as Exhibit 4(d) to the Company's Registration Statement on Form S-8 (No. 333-72684) on November 1, 2001).*

10.4 Form of Stock Option Agreement under Fiscal 2002 Share Incentive Plan (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K on August 26, 2004).*

*  Incorporated by reference.






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